UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 20, 2014, Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the fourth quarter and year ended December 31, 2013. The press release referred to a supplemental information package that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental information package are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2014, the Company’s President, John V. Arabia, was appointed to the Board of Directors (the “Board”) of the Company. With the appointment of Mr. Arabia, the Board now consists of nine directors. Mr. Arabia’s appointment was made pursuant to the terms of his employment agreement. Mr. Arabia will not receive additional consideration in connection with his Board membership. Mr. Arabia has not been appointed to serve on any committee of the Board, and there are no transactions or relationships between the Company and Mr. Arabia that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.  Other Events

On February 20, 2014, the Company and its operating partnership, Sunstone Hotel Partnership, LLC, entered into equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Sales Agents”), pursuant to which the Company may sell the Company’s shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $150,000,000 (the “Shares”), from time to time through any of the Sales Agents, acting as sales agent and/or principal.

Pursuant to the Equity Distribution Agreements, the Shares may be offered and sold through each of the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, in privately negotiated transactions. Each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross proceeds of the Shares sold through that Sales Agent from time to time under the applicable Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under any of the Equity Distribution Agreements and may at any time suspend solicitations and offers under each of the Equity Distribution Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-193311). The Company filed a prospectus supplement, dated February 20, 2014, to the prospectus, dated January 10, 2014, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company expects to engage in investment banking, brokerage and other dealings with each of the Sales Agents and their affiliates in the ordinary course of business and to pay customary fees and commission for their services on those transactions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreements, copies of which are attached hereto as Exhibits 1.1 and 1.2 and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreements, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its counsel, Venable LLP.

Independent from the Equity Distribution Agreements, on February 19, 2014, the Board authorized a share repurchase program to acquire up to $100.0 million of the Company’s common and preferred stock. Future purchases will depend on various factors, including the Company’s capital needs as well as the Company’s common and preferred stock price.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement between the Company and Wells Fargo Securities, LLC, dated as of February 20, 2014.
1.2	Equity Distribution Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of February 20, 2014.
5.1	Opinion of Venable LLP, dated February 20, 2014.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 20, 2014.
99.2	Supplemental information package for the fourth quarter and year ended December 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 20, 2014	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)

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